EXHIBIT 10.1

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

              THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Agreement”) is made by and between Diamond I, Inc., a duly organized Delaware corporation (“Employer”), and David Loflin, a resident of the State of Louisiana (“Employee”).

W I T N E S S E T H:

WHEREAS, Employer has been employed by Employer as President, since June 2003; and

WHEREAS, Employer desires to change Employee’s position with Employer, in anticipation of an acquisition transaction and Employee is willing to accept such new position; and

WHEREAS, Employee is, throughout the term of this Agreement, willing to be employed by Employer, and Employer is willing to employ Employee, on the terms, covenants and conditions hereinafter set forth; and

              NOW, THEREFORE, in consideration of such employment and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employer and Employee hereby agree as follows:

SECTION I. EMPLOYMENT OF EMPLOYEE

              Employer hereby employs, engages and hires Employee as Executive Vice President of Employer, and Employee hereby accepts and agrees to such hiring, engagement and employment, subject to the direct supervision of the president of Employer and the general supervision of the Board of Directors of Employer. Employee shall perform duties as are customarily performed by one holding such position in other, same or similar businesses or enterprises as that engaged in by Employer, and shall also additionally render such other and unrelated services and duties as may be reasonably assigned to him from time to time by Employer. Employee shall devote all necessary efforts to the performance of his duties as Executive Vice President of Employer.

SECTION II. EMPLOYEE’S PERFORMANCE

              Employee hereby agrees that he will, at all times, faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer.

SECTION III. COMPENSATION OF EMPLOYEE

              Employer shall pay Employee, and Employee shall accept from Employer, in full payment for Employee’s services hereunder, compensation as follows:

              A.          Salary. Employee shall be paid as and for a salary the sum of $10,000 per calendar month, which salary shall be payable on the 1st day of each calendar month, in advance, subject to deduction of lawful and required withholding; provided, however, that, for the first month of the initial term of this Agreement, Employee shall be paid the sum of $50,000 and that, for the second month of the initial term of this Agreement, Employee shall be paid the sum of $15,000.

Employer and Employee agree that Employee’s unpaid salary shall accrue.

Escrow of Proceeds. Employer and Employee specifically agree that, until such time as Employer shall have obtained a total of $800,000 in proceeds, net of selling commissions and/or finder’s fees, from sales of its securities, 50% of any such proceeds shall be deposited in an escrow account (the “Escrow Account”) established with an attorney selected by Employer, which account shall be subject to an escrow agreement substantially in the form of Exhibit “A” attached hereto.

              B.          Expenses. Employee agrees that he shall be responsible for all expenses incurred in his performance hereunder, unless Employer shall have agreed, in advance and in writing, to reimburse Employee for any such expenses.

              C.          Vacations. During the term of this Agreement, Employee shall be entitled to three (3) weeks of vacation.

SECTION IV. INDEMNIFICATION OF EMPLOYEE

              Employer and Employee specifically agree that the existing Indemnity Agreement, Agreement Not to Compete and Confidentiality Agreement, each dated September 5, 2004, shall remain of full force and effect, to survive the expiration of this Agreement.

SECTION V. COMPANY POLICIES

              Employee agrees to abide by the policies, rules, regulations or usages applicable to Employee as established by Employer from time to time and provided to Employee in writing.

SECTION VI. TERM AND TERMINATION

              A.          Term. The initial term of this Agreement shall be a period of 28 months, commencing on the date of closing under that certain Plan and Agreement of Merger (the “Merger Transaction”) by and among Employer, UB Acquisition Corp. and ubroadcast, Inc.

If, on the sixth-month anniversary of the closing of the Merger Transaction, Employer shall not have deposited the sum of $325,000 into the Escrow Account, the term of this Agreement shall be extended for an additional two (2) months. It is specifically agreed by Employer and Employee that, for the first of such additional months, Employee shall be paid a salary in the amount of $15,000 and that, for the second of such additional months, Employee shall be paid a salary in the amount of $10,000.

If, on the nine-month anniversary of the closing of the Merger Transaction, Employer shall not have deposited the sum of $350,000 into the Escrow Account, the term of this Agreement shall be extended for an additional two (2) months. It is specifically agreed by Employer and Employee that, for the first of such additional months, Employee shall be paid a salary in the amount of $15,000 and that, for the second of such additional months, Employee shall be paid a salary in the amount of $10,000.

              B.          Termination. Employer agrees not to terminate this Agreement except for “just cause”. For purposes of this Agreement, “just cause” shall mean (1) the willful failure or refusal of Employee to implement or follow the written policies or directions of Employer’s Board of Directors, provided that Employee’s failure or refusal is not based upon Employee’s belief in good faith, as expressed to Employer in writing, that the implementation thereof would be unlawful; (2) conduct which is inconsistent with Employee’s position with Employer and which results in a material adverse effect (financial or otherwise) or misappropriation of assets of Employer; (3) conduct which violates the provisions contained in the existing Confidentiality Agreement or the Non-Competition Agreement between Employer and Employee; (4) the intentional causing of material damage to Employer’s physical property; and (5) any act involving personal dishonesty or criminal conduct against Employer.

Although Employer retains the right to terminate Employee for any reason not specified above, Employer agrees that if it discharges Employee for any reason other than just cause, as is solely defined above, Employee will be entitled to full compensation hereunder. If Employee should cease his employment hereunder voluntarily for any reason, or is terminated for just cause, all future compensation and benefits payable to Employee shall thereupon, without any further writing or act, cease, lapse and be terminated. However, all salary and reimbursements which accrued prior to Employee’s ceasing employment or termination will become immediately due and payable and shall be payable to Employee’s estate should his employment cease due to death.

SECTION VII. COMPLETE AGREEMENT

              This Agreement contains the complete agreement concerning the employment arrangement between the parties hereto and shall, as of the effective date hereof, supersede all other agreements between the parties, including all other employment agreements. The parties hereto stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representations including the execution and delivery hereof, except such representations as are specifically set forth herein and each of the parties hereto acknowledges that he or it has relied on his or its own judgment in entering into this Agreement. The parties hereto further acknowledge that any payments or representations that may have heretofore been made by either of them to the other are of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

SECTION VIII. WAIVER; MODIFICATION

              The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding or litigation between the parties hereto arising out of, or affecting, this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Section VIII may not be waived except as herein set forth.

SECTION IX. SEVERABILITY

              All agreements and covenants contained herein are severable, and in the event any one of them, with the exception of those contained in Sections I, III, IV and V hereof, shall be held to be invalid in any proceeding or litigation between the parties, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

SECTION X. NOTICES

              Any and all notices will be sufficient if furnished in writing, sent by registered mail to his last known residence, in case of Employee, or, in case of Employer, to its principal office address.

SECTION XI. REPRESENTATIONS OF EMPLOYER

              The execution of this Agreement by Employer has been approved by the Board of Directors of Employer.

SECTION XII. REPRESENTATIONS OF EMPLOYEE

              Employee hereby represents to Employer that he is under no legal disability with respect to his entering into this Agreement.

SECTION XIII. COUNTERPARTS

              This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original and, together, shall constitute one and the same agreement, with one counterpart being delivered to each party hereto.

SECTION XIV. BENEFIT

              The provisions of this Agreement shall extend to the successors, surviving corporations and assigns of Employer and to any purchaser of substantially all of the assets and business of Employer. The term “Employer” shall be deemed to include Employer, any joint venture, partnership, limited liability company, corporation or other juridical entity, in which Employer shall have an interest, financial or otherwise.

SECTION XV. ARBITRATION

              The parties agree that any dispute arising between them related to this Agreement or the performance hereof shall be submitted for resolution to the American Arbitration Association for arbitration in the Dallas, Texas, office of the Association under the then-current rules of arbitration. The Arbitrator or Arbitrators shall have the authority to award to the prevailing party its reasonable costs and attorneys fees. Any award of the Arbitrators may be entered as a judgment in any court competent jurisdiction.

              Notwithstanding the provisions contained in the foregoing paragraph, the parties hereto agree that Employer may, at its election, seek injunctive or other equitable relief from a court of competent jurisdiction for a violation or violations by Employee of the existing Confidentiality Agreement or the Non-Competition Agreement.

SECTION XVI. LEGAL REPRESENTATION

              Employer and Employee both acknowledge that each has utilized separate legal counsel with respect to this Agreement. Specifically, Employee acknowledges that the law firm of Newlan & Newlan has drafted this Agreement on behalf of Employer. EMPLOYEE IS ADMONISHED TO SEEK HIS OWN LEGAL COUNSEL.

SECTION XVII. GOVERNING LAW

              It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Delaware, and that, in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Delaware shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any such action or special proceeding may be instituted.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 26th day of January, 2009.

                                                                                      DIAMOND I, INC.

                                                                                      By: /s/ WADDELL D. LOFLIN

                                                                                                    Waddell D. Loflin

                                                                                                    Executive Vice President

                                                                                      /s/ DAVID LOFLIN

                                                                                      David Loflin, individually

                                                                                      Address of Employee:

                                                                                      _______________________________

                                                                                      _______________________________

                                                                                      _______________________________

Exhibit “A”

Form of Escrow Agreement

ESCROW AGREEMENT

              THIS ESCROW AGREEMENT (the “Agreement”) is made and entered into as of the ____ day of _________, 2009, by and among Diamond I, Inc. (“DMOI”), David Loflin (“Loflin”) and ____________ (“Escrow Agent”).

WHEREAS, DMOI and Loflin are parties to that certain Amended and Restated Employment Agreement, dated as of __________, 2009 (the “Employment Agreement”), a copy of which is attached hereto as Annex I, relating to Loflin’s employment with DMOI; and

WHEREAS, the Employment Agreement requires DMOI to deposit certain monies with Escrow Agent to be held and disbursed in accordance with the terms of this Agreement; and

WHEREAS, Escrow Agent has agreed to administer and distribute the funds in accordance with the terms of this Agreement; and

              NOW, THEREFORE, in consideration of the promises and agreements herein contained, the parties hereto agree as follows:

              1.           Escrow Agent. DMOI and Loflin hereby appoint ______________, as Escrow Agent, to hold the Deposit (as defined in Section 2 below), in escrow and to disburse and deliver such Deposit according to the terms of this Agreement.

              2.           Deposit. Pursuant to the Employment Agreement, DMOI is obligated to deposit certain monies in escrow (such monies, including any income earned thereon, is hereinafter referred to as the “Deposit”), which shall be held in accordance with the terms of this Agreement.

              3.           Investment of Deposit. Escrow Agent shall retain the Deposit subject to the terms and conditions hereof, and may invest the Deposit as directed, jointly in writing by DMOI and Loflin, in bank certificates of deposit, United States government obligations or placed in an interest-bearing savings account. Income earned on the Deposit shall be deemed as part of the Deposit.

              4.           Disbursement. Escrow Agent is hereby authorized and directed to disburse the Deposit as follows:

                            A.          On the first day of each month during the term of the Employment Agreement, Escrow Agent shall deliver to Loflin the amounts set forth below, subject to deduction of lawful and required withholding:

Month 1. . . . . . $50,000.00
Month 2. . . . . . $15,000.00
Month 3. . . . . . $10,000.00
Month 4. . . . . . $10,000.00
Month 5. . . . . . $10,000.00
Month 6. . . . . . $10,000.00
Month 7. . . . . . $10,000.00
Month 8. . . . . . $10,000.00
Month 9. . . . . . $10,000.00
Month 10. . . . . $10,000.00
Month 11. . . . . $10,000.00
Month 12. . . . . $10,000.00

Month 13. . . . . $10,000.00
Month 14. . . . . $10,000.00
Month 15. . . . . $10,000.00
Month 16. . . . . $10,000.00
Month 17. . . . . $10,000.00
Month 18. . . . . $10,000.00
Month 19. . . . . $10,000.00
Month 20. . . . . $10,000.00
Month 21. . . . . $10,000.00
Month 22. . . . . $10,000.00
Month 23. . . . . $10,000.00
Month 24. . . . . $10,000.00

Month 25. . . . . $10,000.00
Month 26. . . . . $10,000.00
Month 27. . . . . $10,000.00
Month 28. . . . . $10,000.00
Month 29. . . . $15,000.00*
Month 30. . . . $10,000.00*
Month 31. . . . $15,000.00*
Month 32. . . . $10,000.00*

* if the term of the Employment Agreement is extended.

                                           If, on the first day of any month during the term of the Agreement, the Deposit shall not be sufficient to make the payment required pursuant to the foregoing, such amount shall be paid on the next succeeding day on which the Deposit shall be sufficient to do so.

                            B.          Upon receipt by Escrow Agent of written notice from DMOI that Loflin’s employment has been terminated “for cause”, as that term is defined in the Employment Agreement, all unpaid amounts owed to Loflin shall be paid to Loflin on the next succeeding day on which the Deposit shall be sufficient to do so. The balance of the Deposit shall be held by Escrow Agent, until receipt of the final written decision of an arbitrator. Escrow Agent shall disburse the remaining Deposit in accordance with the arbitrator’s final written decision.

              5.           Resignation. Escrow Agent may resign from its duties hereunder at any time by giving notices of such resignation to DMOI and Loflin, specifying a date (not less than thirty days after the giving of such notice), when such resignation shall take effect. Promptly after such notice, a successor escrow agent shall be appointed by Loflin. Escrow Agent shall continue to serve until its successor agrees to and accepts its duties and responsibilities under this Agreement and receives the Deposit.

              6.           Liability and Indemnification of Escrow Agent. Escrow Agent undertakes to perform only such duties as are specifically set forth herein. Escrow Agent shall not be liable for any mistake of fact or error in judgment by it or for any acts or omissions by it of any kind unless caused by willful misconduct or gross negligence and shall be entitled to rely conclusively upon any written notice, instrument or signature believed by it to be genuine and to have been signed and presented by the proper party or parties duly authorized to do so. DMOI shall indemnify Escrow Agent and hold it harmless from and against any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which Escrow Agent may incur or with which it may be threatened by reason of its serving as Escrow Agent and against any and all expenses, including attorney fees and the cost of defending any action, suit or proceeding or resisting any claim arising with respect to its serving as Escrow Agent hereunder.

              7.           Discharge of Escrow Agent. DMOI and Loflin may, by mutual agreement at any time, remove Escrow Agent as Escrow Agent hereunder, and substitute any bank or trust company therefor. Upon receipt of written notice thereof, Escrow Agent shall account for and deliver to such substituted escrow agent the Deposit held by it.

              8.           Term. This Agreement shall terminate upon the transfer of the entire Deposit by Escrow Agent pursuant hereto.

              9.           Severability. If any provision of this Agreement is determined by a court to be invalid or unenforceable, such determination shall not effect any other provision, each of which shall be construed and enforced as if such invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not effect any valid and unenforceable application thereof, and each such provision shall be deemed to be effective, in the matter and to the fullest extent permitted by law.

              10.         Applicable Law. This Agreement shall be construed, and the rights and duties of the parties hereto determined, in accordance with the laws of the State of Delaware.

              11.         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

              12.         Amendments and Waivers. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any other provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

              13.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities.

              14.         Fees and Expenses. DMOI shall pay the Escrow Agent’s a fee of $______, payable when the first funds are disbursed under Paragraph 4 hereof. DMOI shall reimburse Escrow Agent for any and all reasonable expenses incurred by it in connection with this Agreement and the Deposit, including, without limitation, the actual costs of reasonable attorney fees.

              IN WITNESS WHEREOF, the parties hereto have signed this ESCROW AGREEMENT as the date first above written.

              “DMOI”:                                                                      “LOFLIN”:

              DIAMOND I, INC.

              By: _______________________                          _______________________

                                                                                                    David Loflin, individually

              Its: _______________________

              “ESCROW AGENT”:

              __________________________

              By: _______________________

              Its: _______________________